Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-259252 on Form S-4 of Chesapeake Energy Corporation of our report dated February 22, 2021, relating to the balance sheets of Vine Energy Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas

September 22, 2021